CONTRACT OF PROPERTY LEASE FOR HOTEL USE

The parties joining in:

- TERME DI GALZIGNANO S.p.a. with registered office in Viale delle Terme 82, Galzignano Terme (PD), (VAT No. 00231090283), registered in the Companies Register of Padua at No. 00231090283, and REA (Economic and Administrative Index) 109610, in the person of its Chief Executive Officer, Mr. Giuseppe Cagiati, residing for these purposes at the registered office, vested with the necessary powers, hereinafter referred to as the

LESSOR

- SALUTE E BENESSERE ALAIN MESSEGUÉ S.r.l., with offices in Viale delle Terme 86, Galzignano Terme (PD), (VAT No. 04602000285), REA (Economic and Administrative Index): PD-403185, in the person of the Chairman of the Board of Directors and legal representative pro tempore Mr. Giorgio Maschio born in Campodarsego (PD) on 6 March 1951, hereinafter referred to as

Lessee

WHEREAS

- Terme di Galzignano S.p.a. owns the property for tourist hotel use called "Hotel Splendid", part of the larger complex known as "Galzignano Terme Golf & Resort SPA" located in Viale delle Terme 82, Galzignano Terme (PD), comprising the following:

- Building for hotel use called "HOTEL SPLENDID", with exclusive access from Via Valli (no number), made up of nine floors above ground, in addition to: (i) small storeroom on the ground floor-basement; (ii) technical rooms at roof level; (iii) external stores; (iv) external technical premises; (v) mud cultivation baths; (vi) thermal treatment department comprising, among others, 15 thermal baths, of which however 10 separate baths from numbers 1 to 10, in addition to the proportional share of the baths for mud cultivation, will remain free of charge because they were taken into account in establishing the rent, for the exclusive use of the Lessor, (vii) bar named "la Vela"; (viii) non-exclusive use of indoor/outdoor Majestic pool and internal/outdoor relaxation area; (ix) entire appurtenant area. The entire Hotel Splendid is divided as follows: a) a basement, used as a storeroom; b) a ground floor, used as a lobby, reception with related offices, lounge area, common areas and services, restaurant and related services (kitchen, storerooms, warehouses, cold storage rooms, toilets), 2 staircases served by 3 lifts plus one for staff, 1 external emergency staircase, spa department as described above, a portion of the connecting corridor with the indoor Majestic pool; c) a mezzanine for facilities (changing rooms, showers, office, closets, toilets), wellness area (7 rooms for beauty treatments), garden access from external staircase, a staircase with 3 lifts plus one for staff; d) a first floor for a Wellness Centre; and e) 2nd, 3rd, 4th, 5th and 6th floors for guest rooms. Each room has its own small terrace. In addition, each floor has: 2 staircases, 1 external emergency staircase, 3 lifts plus one for staff and 2 floor offices; f) 7th floor, penthouse, comprising 7 suites containing living room, bedroom, bathroom and terrace of various sizes; g) roof floor with an unusable terrace and lift room. Terme di Galzignano S.p.a. has authorized installation on the roof of an antenna operated by H3G; rights to use the area in question remain the exclusive property and use of Terme di Galzignano S.p.a., all of which borders with: property of Terme di Galzignano S.p.a. or its successors, unless others. At the Buildings Registry of Galzignano Terme, Sheet 13, plot 135, subordinate 3, Viale delle Terme 84, plan Sl-9, class D/2, Cadastral Revenue Euro 153,910.00.

All further described in the diagrams attached to this contract under letter "A";

- under the contract entered into on 16.11.2011, by deed of notary Francesco Saverio Diliberto (Rep. No. 17675 Race. No. 8774), attached to this contract under letter "B", RVH - Roscioli Veneto Hotel S.r.l. has leased to Salute e Benessere Alain Messeguè S.r.l., with headquarters in Viale delle Terme 86, Galzignano Terme (PD), the business division carried out within the property covered by this contract, consisting of all the internal goods, equipment and systems designated for operation of the abovementioned hotel activity;

- the abovementioned business division lease expressly excluded replacement of the tenant in the current lease with the Terme di Galzignano S.p.a., given that most of the hotel structures comprising part of the complex called "Galzignano Terme Golf & Resort SPA" and including Hotel Splendid were already held in tenancy by R.V.H. S.r.l. under the contract stipulated with Terme di Galzignano S.p.a. on 01.03.2011 and subsequent addendum dated 01.09.2011;

- that the abovementioned lease of 01.03.2011 pertaining to R.V.H. S.r.l., together with the subsequent agreement of 01.09.2011, were resolved by consensus through a private contract between the parties on 13.04.2012;

- Salute e Benessere Alain Messeguè S.r.l., having an interest in continuation of the tourist-hotel activity undertaken, has expressed its intention of wishing to rent the property consisting of the structure called Hotel Splendid from Terme di Galzignano S.p.a.;

- Terme di Galzignano S.p.a. has expressed its intention to lease the property consisting of the structure called Hotel Splendid to Salute e Benessere Alain Messeguè S.r.l.

Given the above, the parties hereby agree as follows:

Article 1

(Recitals and Attachments)

1.1 - The recitals and attachments form an integral and substantive part of this deed.

Article 2

(Consent and Subject)

2.1 - Terme di Galzignano S.p.a., represented by its director and legal representative pro tempore, Mr. Giuseppe Cagiati, leases the property for hotel use cited in the introduction to this contract, the description of which must here be understood as entirely recalled and transcribed. to Salute e Benessere Alain Messeguè S.r.l., represented by its Chairman of its Board of Directors and legal representative pro tempore, Mr. Giorgio Maschio who accepts;

2.2 - The Lessee, having previously used the property covered by this contract as a tenant of the business division leased under contract with R.V.H. S.r.l. on 16.11.2011, declares to have full knowledge of its actual situation and legal status and recognises that it is perfectly adequate and suitable to the purpose for which it will be used, defers from now on all exceptions.

Article 3

(Duration)

3.1 - The lease will commence on 01.07.2012 and shall be tacitly renewed after nine years for a further nine years, according to Art. 27, par. 3, of Law 392/1978, effective as of 01.01.2013 if there exists the condition laid down in Art. 2 of the business division lease signed on 16.11.2011 between the Lessee and R.V.H. S.r.l., and cited in the introduction of this contract.

3.2 – The tacit renewal of the second nine-year contractual period shall be blocked in the event that either party notifies the other party of termination by registered letter with acknowledgment of receipt to be sent at least eighteen months before the deadline.

Article 4

(Rent and Payment Method)

4.1 - The rent is fixed and unanimously agreed upon between the Parties as follows:

- € 259,250.00 (two hundred fifty nine thousand two hundred fifty/00) plus VAT, for the first rental period running from 01.07.2012 until 31.12.2012. On verification of the condition laid down in Article 2) of the business division lease stipulated with R.V.H. S.r.L, attached to this contract under letter "B", the rent for the entire first year of the lease shall be understood as increased by a further 166,500.00 (one hundred sixty-six thousand five hundred/00) plus VAT payable to the Lessor as adjustment;

- € 737,500.00 (seven hundred thirty-seven thousand five hundred/00) plus VAT for the first year of the lease following verification of the condition laid down in Art. 2 of the business division lease with R.V.H. S.r.L, that is, from 01.01.2013 until 31.12.2013;

- € 790,000.00 (seven hundred ninety thousand/00) plus VAT for the second year of the lease following verification of the condition laid down in Art. 2 of the business division lease with R.V.H. S.r.L, that is, from 01.01.2014 until 31.12.2014;

- € 970,000.00 (nine hundred seventy thousand/00) for the third year of the lease, following verification of the condition laid down in Art. 2 of the business division lease with R.V.H. S.r.L, that is, from 01.01.2015 until 31.12.2015, and for subsequent years until natural expiry of the lease.

4.2 - The rent shall be increased by VAT and the deadline set in the contract for its payment is considered final; therefore, in the event of late payment, the Lessee shall also be obliged to pay to the Lessor, an arrears interest rate equal to that provided for by Legislative Decree 231/2002 for the period between the date of expiry of the relevant payments and the date of actual payment.

4.3 – Pursuant to Art. 32 of Law 392/78 as amended by art. 1 no 9 sexties of Law 118/85, the parties agree that the rent will be updated annually, from the second year of the lease, without the necessary formal and annual request of the Lessor, and with the Lessee having accepted such updating as equivalent to 75% of the variations in the consumer price index for families of workers and employees reported by ISTAT in the previous year.

4.4 - The above mentioned rent does not include fees and overall management of the common areas of the entire Resort, consisting of so-called ancillary charges such as, for example, but not limited to: costs of heating, electricity, gas, water, thermal water, miscellaneous concessions, cleaning, as well as costs for ordinary maintenance of the surrounding areas and the like, which are the sole responsibility of the Lessee.

4.5 - The rent shall be paid in 12 monthly advance instalments to be paid no later than the eighth day of each month, to be paid by bank transfer to the current account of the Lessor company.

Article 5

(State of the Properties and Maintenance)

5.1 - The Lessee declares to know the leased premises and have found them adequate for its use, suitable for the performance of the hotel business to be undertaken, in good repair and free from any defects that may affect the health of those who carry out activities, and undertakes to return them in the same state on expiry of the contract.

5.2 - The Lessee shall be responsible for all ordinary maintenance works, such as, but not limited to, those related to water, gas, electricity and sanitary installations, to locks and keys, to the hinges of frames, to the surface of walls and ceilings and fixtures, and to tiling and flooring and cladding tiles.

5.3 - At the end of the first lease period, which runs from 01.07.2012 until 31.12.2012, should the condition laid down in Art. 2) of the business division lease with R.V.H. S.r.l., attached to this contract under letter "B", be verified, the Lessee shall also be responsible for extraordinary maintenance, and shall be obliged to carry out, at its own expense, all interventions that might be necessary to maintain and adapt the building for its intended use as a hotel.

5.4 - Further, the Lessee may not perform innovations, improvements, additions and substitutions of any kind of plant, or install machinery and equipment, without the prior written consent of the Lessor and without having subsequently requested and obtained, at its care and burden, the necessary and mandatory authorisations required by the relevant applicable laws, explicitly exempting the Lessor from liability for direct or indirect damages that could result for any cause or reason.

5.5 - The Lessee declares to know that major renovation of the entire hotel complex, of which Hotel Splendid is part, is in progress and will be completed, and therefore that this may never be attributed to the Lessor as discomfort and/or damage caused to the Lessee and clients, that is, to guests or to third parties.

5.6 - In this regard, the Lessee acknowledges the right at no charge of the Lessor and to persons and/or companies indicated by the Lessor, to occupy part of the square and the right of passage of vehicles, workers and equipment and their use for the execution of works on site, for the duration of the work, without this giving the Lessee rights to any claims or rights of any kind.

5.7 - Further, the Lessee is also expressly prohibited from performing interventions involving, even partially, alterations and/or changes in the intended use of any of the leased properties or compromise their stability, safety or functionality.

5.8 - The Lessee is responsible both to third parties and to the Lessor for any abuse or neglectful use of the leased properties.

Article 6

(Responsibility and Exemptions)

6.1 – Through this contract, the Lessee is constituted the guardian of the leased assets. The Lessee shall therefore be liable to the Lessor for any damage attributable to the Lessee, that is, damage attributable to its employees or third party contractors of any kind caused to the assets covered by this contract.

By way of example, therefore, the Lessee shall be liable for any damage resulting from the improper use of all facilities and structures, including, without limitation: water supply, drainage, lighting and power lines, and sanitary systems and equipment for heating and ventilation.

6.2 - The Lessee releases and indemnifies the Lessor from any liability for direct damages caused by an act or wilful negligence of its employees or contracted third party for any reason whatsoever such as, but not limited to, noise, damage due to theft, damage caused by weather, lack of drinking water or electricity, including changes in water pressure, electrical voltage, shortage or lack of drinking water or any other service.

The Lessor is therefore exempt from liability in the event of interruption of services related to the leased properties for reasons beyond its control.

Article 7

(Insurance)

7.1 - The Lessee undertakes to stipulate one or more insurance policies covering the theft, fire, damage and liability insurance risks with adequate limits without abatement, with the obligation of providing proof to the Lessor on its request.

7.2 - These policies must provide for the Lessor as beneficiary, limited to the assets it owns.

Article 8

(Prohibition of Subletting and Surrender of Contract)

8.1 – It is absolutely forbidden for the Lessee to sublet, even partially, the property covered by this contract to a third party, that is, to surrender under any legal form this agreement to third parties, otherwise the contract shall be considered legally terminated.

Article 9

(Penalties)

9.1 - In all cases of expiry, suspension and/or termination of this contract for any cause or reason, the Lessee shall be required to immediately return to the Lessor the real estate covered by this contract, free of persons and property owned by the Lessee.

9.2 - In case of delay in handover, the Lessee shall be required to pay the Lessor a daily penalty of € 1,500.00 (one thousand five hundred/00) over greater damage.

Article 10

(Express Termination Clause)

10.1 - The failure by the Lessee of even a single obligation for which it is responsible under this contract shall result in the automatic and complete resolution of the lease, pursuant to Art. 1456 of the Italian Civil Code. In such a case, the contract shall be terminated upon receipt by the Lessee of a registered letter sent by the Lessor, in which the latter expressly states its wish to avail itself of this termination clause.

In particular, and by way of example only, the Lessor reserves the right to terminate the contract in the following cases:

a) non-payment of fees or charges;

b) lack of maintenance of buildings or the implementation of works, improvements, additions not previously authorised by the Lessor;

c) lack of stipulation of insurance policy provided for in this contract;

d) violation of the prohibition on subletting and/or surrender of the contract provided for under Art. 8) above.

Article 11

(Taxes and Expenses)

11.1 – Each of the parties shall be responsible for paying 50% of the registration fee applicable to the Contract.

11.2 - Pursuant to Art. 10 of Presidential Decree 633/72, the Lessor has opted for taxation under the VAT regime for fees deriving from the aforementioned lease and any subsequent amendments and additions.

11.3 - The registration of this Contract shall be performed by the Lessor within the terms of law.

Article 12

(Jurisdiction)

12.1 - Any dispute concerning the validity, interpretation or execution of this Contract shall be under the exclusive jurisdiction of the Court of Padua.

Article 13

(Miscellaneous)

13.1 - Any modification and/or supplement to the Contract shall be invalid and non-binding between the parties unless agreed in writing and duly signed by the Parties.

13.2 - Any cancellation and/or invalidity of any provision of this Contract shall not affect the validity of the remaining provisions, which shall remain in full force and effect, while those that are void and/or invalid shall be replaced by others - agreed between the Parties in good faith that they are capable of achieving a similar purpose and effect.

13.3 - All communications made pursuant to the Contract must be in writing and be sent by registered letter with acknowledgment of receipt or fax to the following addresses:

a) for the Lessor, the address of its registered office;

b) for the Lessee, the address of its registered office.

13.4 - Any tolerance of one of the parties to conduct by the other party in violation of the provisions of this Agreement shall not constitute a waiver of rights under the breached provisions or the right to require strict performance of all obligations herein provided for.

Galzignano Terme, 28/06/2012

The Lessor	The Lessee

Pursuant to and for the purposes of Articles 1341 and 1342 of the Italian Civil Code, after reading each clause of this deed at Articles 3, 4, 5, 6, 7, 8, 9, 11 and 12, the constituted parties expressly declare their approval of all the clauses contained in this private agreement without exception.

The Lessor	The Lessee